UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35882	43-2099257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2016, Christopher C. Crum’s, Senior Vice President, Sales, of Blackhawk Network Holdings, Inc. (the “Company”), departure from the Company was effective as of September 30, 2016.  In connection with his departure, the Company and Mr. Crum entered into a separation agreement on October 17, 2016 pursuant to which Mr. Crum will release claims against the Company and receive (a) twenty-six (26) weeks base salary, (b) reimbursement of six (6) months of COBRA insurance premiums and (c) acceleration of the vesting date with respect to seven thousand one hundred fifty-five (7,155) performance shares that have performance-vested under the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan; and Mr. Crum will forfeit any payments made under (a) above if he is employed by a competing company during the period of twelve (12) months following his termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.
Date: October 19, 2016

	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer